Exhibit 10.1

Terminix Global Holdings, Inc.
(f/k/a ServiceMaster Global Holdings, Inc.)

Schedule of Signatories* to a Director Indemnification Agreement

Deborah H. Caplan

David J. Frear

Laurie Ann Goldman

Naren K. Gursahaney

Steven B. Hochhauser

Brett T. Ponton

Teresa M. Sebastian (effective July 1, 2021)

Stephen J. Sedita

Chris S. Terrill (effective July 1, 2021)

*   Mark E. Tomkins, John B. Corness, Nikhil, M. Varty, Peter L. Cella, William C. Cobb, Richard P. Fox, Jerri L. DeVard, Robert J. Gillette, Thomas C. Tiller, Jr.,  John Krenicki, Jr., David H. Wasserman, Darren M. Friedman, Sarah Kim and Curtis D. Hecht each previously signed a Director Indemnification Agreement, but they are no longer serving on our Board of Directors.

The form of Director Indemnification Agreement was filed with the SEC on June 19, 2014 as Exhibit 10.71 to the Registration Statement on Form S-1 of ServiceMaster Global Holdings, Inc. (n/k/a Terminix Global Holdings, Inc.)